UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

AMENDMENT NO. 2

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

NDN BV, INC.

(Exact name of registrant as specified in its charter)

Wyoming	83-1011129
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2085
Primary Standard Industrial Classification Code Number

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jayesh Patel

Chief Executive Officer

19901 Southwest Freeway, #205

Sugar Land, Texas 77479

(855) 262-4561

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Frank J. Hariton, Attorney-at-Law

1065 Dobbs Ferry Road

White Plains, New York 10607

914-674-4373; (fax) 914-693-2963

E-Mail: hariton@sprynet.com

PRELIMINARY OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

5,440,000 SHARES OF COMMON STOCK

NDN BV, INC.

Common Stock

This is the initial public offering of securities of NDN BV, Inc., a Wyoming corporation (the “Company,” “NDN,” “we,” “our” and “us”). We are offering for sale a total of 5,000,000 shares of its common stock at a fixed price of $1.50 per share in a “Tier 2 Offering” under Regulation A (the “Offering”). The selling shareholders identified in this offering circular are offering an additional 440,000 shares of common stock. We will not receive any proceeds from sales by the selling shareholders. Selling shareholders will sell at a fixed price of $1.50 per share. The Offering will terminate at the earlier of: (1) the date at which 5,440,000 Shares have been sold (including 440,000 shares of selling shareholders), (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”). This Offering is being conducted on a “best efforts” basis without any minimum offering amount pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings.

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The proceeds of this offering will not be placed into an escrow account. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may utilize the proceeds immediately in accordance with the Use of Proceeds.

The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Keystone Capital Corporation ("Keystone"), a broker/dealer registered with the Securities and Exchange Commission (the "SEC") and a member of the Financial Industry Regulatory Authority ("FINRA") .

We expect to commence the offer and sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the SEC. Prior to this Offering, there has been no public market for our Common Stock. We intend to apply to list our Common Stock on the OTCQB. We will request a market maker to file Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) to obtain a trade symbol for our common stock. Such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. In any event, our common stock will not be quoted on the OTCQB Marketplace, until after the termination of this Offering.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Offering Circular and future filings after this Offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

	Maximum Number of Shares	Offering Price	Keystone Fees	Net Proceeds to the Company before expenses
Per Share	1	$1.50	$.0. 05	$1. 425
Total	5,000,000	$1.50	$ 375,000 (a)	$ 7,125,000

(a) The Company shall pay Keystone Capital Corporation a broker-dealer services fee equivalent to 5% of capital raised for the number of shares being offered. Keystone Capital Corporation is not an underwriter and will not be paid underwriting fees, but will be paid service fees .

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this offering circular is ___ __, 2019

OFFERING CIRCULAR SUMMARY

About NDN BV, Corp

NDN was founded as a Wyoming corporation in 2018 by Jayesh Patel. It was formed to brew, market and sell an organic craft beer with a formula developed by Mr. Patel. Mr. Patel has more than 16 years of experience in importing and selling various beers and has developed a network of connections with distributors. NDN will have its beer brewed in Denmark using organic ingredients from Denmark, Holland and Germany. The beer will use a slow brewing process taking 49 days compared to three to 15 days for most American beers. The beer will be shipped to a distributor in the United States with initial marketing aimed at Florida, New York New Jersey, California and Las Vegas. The initial marketing program will target Indian, Italian and Japanese restaurants.

The Offering

Shares of common stock offered by us	A maximum of 5,000,000 shares. There is no minimum number of shares that must be sold by us for the offering to close.

Use of proceeds	NDN will apply the proceeds from the offering to pay for product development, inventory and marketing.

Termination of the offering

The Offering will terminate at the earlier of: (1) the date at which 5,440,000 Shares (including selling shareholders’ shares) has been sold, (2) the date which is one year after this Offering being qualified by the SEC or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

Risk factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this offering circular is for investment purposes only and currently no market for our common stock exists nor may ever exist.

Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

Trading Market

None. We will request a market maker to file a Rule 211 application with FINRA to obtain a trade symbol for our common stock, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if NDN’s common stock is quoted or granted listing, a market for the common shares may not develop.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

•an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

•an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•reduced disclosure about the emerging growth company's executive compensation arrangements; and

•be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

As an emerging growth company, we are also exempt from:

•Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

•Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require shareholder approval of executive compensation and golden parachutes.

•Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•the first fiscal year following the fifth anniversary of this offering,

•the first fiscal year after our annual gross revenues are $1 billion or more,

•the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this offering circular, before you decide to invest in shares of our common stock.

If any of the following risks were to develop, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.NDN is an early stage company and has limited financial resources.

NDN is an early stage company with a business plan to brew and sell organic craft beer using a formula derived from beers brewed in India. NDN has limited financial resources. All of the costs to develop its beer and other efforts were financed by Mr. Patel from his personal financial resources. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the period ended July 31, 2018 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

2.NDN is and will continue to be completely dependent on the services of our CEO, Jayesh Patel, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

NDN’s operations and business strategy are completely dependent upon the knowledge and business connections of Jayesh Patel. If he should choose to leave us for any reason or if he becomes ill and unable to work for an extended period of time before we have hired additional personnel, our operations will likely stagnate or fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this Form 1-A. We will fail without the services of Jayesh Patel or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Jayesh Patel naming NDN as the beneficiary when and if we obtain the resources to do so and if he is insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

3.Many of our competitors have significantly greater financial and marketing resources than do we.

Many of our brewing competitors have significantly greater financial and marketing resources than do we. Many of these competitors have sophisticated management, are in a position to purchase inventory at the lowest prices and have the ability to advertise in a wide variety of media, including television. Their products are also already well known in the marketplace. There are no assurances that our brand will be successful.

4.Our CEO, Jayesh Patel, has no experience managing a public company and no meaningful financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon third party consultants and advisors.

Jayesh Patel has no experience managing a public company and no meaningful financial reporting education or experience. He is and will be heavily dependent on engaging and dealing with outside professional advisors, primarily lawyers and financial advisors/accountants who are and will not be affiliated with our independent auditors. We have no formal arrangements with professionals to help Mr. Patel and cannot provide any assurances that we will be able to establish arrangements with professionals on terms or costs that are acceptable or affordable to us.

5.We will become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which requires us to incur accounting and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to fund our operations and may prevent us from meeting our normal business obligations.

We will elect to become subject to file periodic reporting requirements of the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these regulations, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel or other professional has to review and assist in the preparation of such reports. The future costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

6.We have only one director, who is also our sole officer.

We have only one director, who is also our sole officer. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like the decisions of the chief executive officer, compensation or audit issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

7.Our Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that investors may lose their entire investment.

8.You will experience immediate and substantial dilution as a result of this Offering.

You will incur immediate and substantial dilution as a result of this Offering. Purchasers may be diluted by a significant percentage of their purchase value depending on how many shares are sold.

9.Shareholders may be diluted significantly because of the issuance of convertible financial instruments through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders and may further dilute common stock book value, and that dilution may be material.

10.The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our executive president owns a significant majority of outstanding shares. In addition, our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Although transactions, other than those described in this offering circular, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholders.

11.Our president controls all corporate activities and can approve all transactions, including mergers, without the approval of other shareholders.

Our principal officer holds preferred shares that give him the right to 51% in all shareholder votes. Therefore, he effectively controls all corporate activities and can approve transactions, including possible mergers, issuance of shares and compensation levels, without the approval of other shareholders. Their decisions may not be consistent with or in the best interests of other shareholders.

12.Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation provide that the Company indemnify its officers and directors to the fullest extent allowed under the laws of the State of Wyoming.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

13.Currently, there is no public market for our securities, and there can be no assurances that any established public market will ever develop and, even if trading begins, it is likely to be subject to significant price fluctuations.

Prior to the date of this offering circular, there has not been any trading market for our common stock, and there is currently no public market whatsoever for our securities. A market maker will be requested to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB or Pinksheets commencing upon the effectiveness of our registration statement of which this offering circular is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

14.Any market that develops in shares of our common stock will become subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

Our shares will be considered a “penny stock.” Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affect any market liquidity for our common stock.

15.Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. Thus, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

16.The ability of our chief executive officer and sole director to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our chief executive officer and sole director will beneficially own preferred stock that grants him a 51% vote in all shareholder elections. Because of this beneficial stock ownership, they will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our sole executive officer and director may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The other shareholders would have no way of overriding decisions made by our sole executive officer and director. This level of control may also have an adverse impact on the market value of our shares because our sole executive officer may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

17.All of our presently issued and outstanding common shares are restricted under rule 144 of the Securities Act, as amended. If and when the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144 provides in essence that a person who is not an affiliate and has held restricted securities for a prescribed period of at least six months if purchased from a reporting issuer or 12 months (as is the case herein) if purchased from a non-reporting Company, may, under certain conditions, sell all or any of his/her shares without volume limitation, in brokerage transactions. Affiliates, however, may not sell shares in excess of 1% of the Company’s outstanding common stock each three months. As a result of revisions to Rule 144 which became effective on February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for the aforementioned prescribed period of time. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

18.We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

19.As an emerging growth company, our independent auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

20.Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE Market and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our president has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

21.Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB or Pinksheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions) - like all companies on the OTCQB. What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

22.Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we elect not to do so, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies

Upon the completion of this Offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million before that time, we would cease to be an emerging growth company.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for emerging growth companies under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. If we elect not to become a public reporting company our Common Stock will not be permitted to trade on a national securities exchange such as the NYSE MKT.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders would receive less information than they might expect to receive from more mature public companies.

23.Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Because the JOBS Act has only recently been enacted, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

24.Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital when we need to do so.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

25.We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

26.Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

For all the foregoing reasons and others set forth herein, an investment in the Company’s securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

NDN will apply the proceeds from the offering as follows:

•Purchase inventory;

•Marketing costs

•General working capital and general operating costs.

NDN will not undertake projects requiring cash outlays until and unless revenues or resources are sufficient to cover such outlays.

Our plans may be modified depending on the factors set forth in the paragraph above.

We will not receive any proceeds from sales by the selling shareholders.

THE OFFERING

We will not receive any proceeds from sales of 440,000 shares by the selling shareholders.

NDN is offering a total of 5,000,000 shares of common stock for sale at a fixed price of $1.50 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. If we only sell a limited number of shares in this Offering, our President will seek to raise funds privately to enable us to implement our business plan. However, his resources are limited and no assurances can be given as to the likelihood of his success in this regard. Therefore, investors in this Offering do incur a risk of losing their entire investment.

Engagement Agreement with Keystone Capital Corporation

The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Keystone Capital Corporation ("Keystone"), a broker/dealer registered with the Securities and Exchange Commission (the "SEC") and a member of the Financial Industry Regulatory Authority ("FINRA"). The maximum aggregate amount of the Shares offered by the Company is $7,500,000 (the "Maximum Offering"). There is no minimum number of Shares that needs to be sold.

The Company intends to engage Keystone to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

• Accept investor data from the Company;

• Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ('AML'), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

• Review subscription agreements received from prospective investors to confirm they are complete;

• Advise the Company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

• Contact the Company and/or the Company's agents, if needed, to gather additional information or clarification from prospective investors;

• Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

• Serve as registered agent where required for state blue sky requirements, provided that in no circumstance will Keystone solicit a securities transaction, recommend the Company's securities or provide investment advice to any prospective investor;

• Transmit data to the Company's transfer agent in the form of book-entry data for maintaining the Company's responsibilities for managing investors (investor relationship management, aka "IRM") and record keeping;

• Keep investor details and data confidential and not disclose to any third party except as required by regulators or by law (e.g. as needed for AML); and

• Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

The Company has agreed to pay Keystone a broker-dealer services fee equivalent to (i) 5% of capital raised up to the first $10 million raised, (ii) for all capital raised between $10,000,001 and $15,000,000, a fee of 5.5%, (iii) for all capital raised between $15,000,001 and $20,000,000, a fee of 6%, (iv) for all capital raised between $20,000,001 and $25,000,000, a fee of 6.5%, (v) for all capital raised between $25,000,001 and $30,000,000, a fee of 7%, (vi) for all capital raised between $30,000,001 and $35,000,000, a fee of 7.5%, (vii) for all capital raised between $35,000,001 and $40,000,000, a fee of 8%. Administrative service fees will be charged to Issuer at the time of the service.

Keystone is not participating as an underwriter and under no circumstance will it solicit any investment in the Company, recommend the Company's securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. Keystone is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Based upon Keystone's anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on Keystone's involvement in this offering as any basis for a belief that it has done extensive due diligence. Keystone does not expressly or impliedly affirm the completeness or accuracy of the Form 1-A and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

Exchange Listing

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this offering circular is for investment purposes only, and currently no market for our common stock exists. While we will request a market maker to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCQB or on the Pinksheets, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCQB or Pinksheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions) - like all the companies on the OTCQB. What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB or Pinksheets, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC eligible or, if they do, how long it will take.

Pricing of the Offering

Prior to the Offering, there has been no public market for the Shares. The offering price of the common stock has been arbitrarily determined based on discussions between us and Intelligent Crowd and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price equal to or higher than the offering price.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are no limits on how many shares an investor may purchase if the Offering results in a listing of our Common Stock on the NYSE MKT or other national securities exchange. The following apply to us since it is likely that our shares will initially trade on a platform of the OTC Markets.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under How to calculate your net worth elsewhere in this offering circular). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

•You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under How to calculate your net worth);

•You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

•You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $3,600,000;

•You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

•You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

•You are a trust with total assets in excess of $3,600,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

•You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $3,600,000.

Offering Period and Expiration Date

This Offering will start on or after the date that the Offering is qualified by the SEC and will terminate at the earlier of: (1) the date at which 5,440,000 Shares (including shares of selling shareholders) have been sold, (2) the date which is one year after this Offering being qualified by the SEC, or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion.

Procedures for Subscribing

We initially will use our existing website, http://www.jaihobeer.com, to provide notification of the Offering. This Preliminary Offering Circular will be furnished to prospective investors via download 24 hours per day, seven days per week on the above-referenced website.

After the Offering Statement has been qualified by the SEC, the Company will accept tenders of funds to purchase the Shares. If you decide to subscribe for any Common Stock in this offering, you must deliver a funds for acceptance or rejection. All subscription checks should be sent to Keystone Capital Corporation at the following address: 1953 San Elijo Avenue, Suite 203, Cardiff, CA 92007. In such case, subscription checks should be made payable to "NDN BV, Inc." If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor .

U.S. and non-US investors who participate in this Offering other than through Intelligent Crowd, including through selected dealers, will be required to deposit their funds in the Company account. Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The proceeds of this offering will not be placed into an escrow account. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may utilize the proceeds immediately in accordance with the Use of Proceeds.

Right to Reject Subscriptions.

After we receive your complete, executed subscription agreement (forms of which are attached to the Offering Statement as Exhibit 99.1) and the funds required under the subscription agreement have been transferred to the specified Company account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions.

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, if our common stock will not trade on a national securities exchange, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). If our Common Stock will not trade on a national securities exchange, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth:

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase the Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

SELLING STOCKHOLDERS

Share issuances

At December 20, 2018 we had ten common shareholders and 6,090,000 shares of common stock outstanding.

NDN issued 5,815,000 common shares to five shareholders upon incorporating in Wyoming in June 2018. These shares were issued for services and assistance in developing the business plan that will be used by NDN. Of the total shares issued, 5,500,000 were issued to Jayesh Patel.  In November 2018, NDN has issued 125,000 additional shares to two shareholders for services as well as 100,000 shares to its new chief financial officer and 50,000 shares to its new chief operating officer.

All of these stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided. Each of these five shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description. All transactions were negotiated in face-to-face or telephone discussions between our executive and the individual purchaser, each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. NDN has made a determination that such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with NDN

No underwriter participated in the foregoing transactions (although all selling stockholders may be considered to be underwriters for purposes of this offering), and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records. In addition, neither NDN nor Mr. Patel has had any negotiations or discussions with any entity concerning an acquisition or merger and has no current intentions to seek out any such entities for such purposes.

Selling Shareholders

All shares offered under this offering circular may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of December 24, 2018.

Name	Number of Shares	Relation to Company
RJ Corporate Holdings, Inc. (1)	100,000	Shareholder
Gary B. Wolff	100,000	Shareholder
Edward E. Heil	100,000	Shareholder
Patricia G. Skarpa	15,000	Shareholder
Frank J. Hariton	25,000	Shareholder and Counsel
EH Ellis LLC (2)	100,000	Shareholder
Total	440,000

(1)Control person is Robert Wilson.

(2)Control person is Stacy Lynne Bird.

Selling Shareholders will sell at $1.50 per share until the offering is completed. None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock. Assuming all of the shares of common stock offered by the Company herein are sold, the purchasers in this Offering will lose a 57% portion of the value of their shares purchased.

The following table illustrates the dilution to the purchasers of the common stock offered in this offering.

	Assuming the sale of offered shares:
	1,000,000 shares	5,000,000 shares

Offering Price Per Share	$1.50	$1.50

Book Value Per Share Before the Offering	$ (0.00)	$ (0.00)

Book Value Per Share After the Offering	$0.20	$0.64

Net Increase Per Share to Original Shareholders	$0.20	$0.64

Decrease Per Share in Investment to New Shareholders	$(1.30)	$(0.86)

Dilution to New Shareholders (%)	86.6%	57.3%

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR OUR SECURITIES

There is no public market for our common stock, and a public market may never develop. We will request a market maker to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCQB or on the Pinksheets commencing as soon as possible after the effectiveness of our offering circular and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

•any market for our shares will develop;

•the prices at which our common stock will trade; or

•the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCQB or on the Pinksheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions) - like all the companies on the OTCQB. What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to in Risk Factors, investor perception of NDN and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCQB or on the Pinksheets. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Because of the possible future low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will continue to be subject to the penny stock restrictions in the future.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. Our shares will be considered to be penny stocks. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•the basis on which the broker or dealer made the suitability determination, and

•that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities.

There is no NDN common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we had been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

The number of shares sold by such person within any three-month period cannot exceed the greater of:

•1% of the total number of our common shares then outstanding; or

•The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

At the present time, the currently outstanding shares of our common stock may be sold subject to the rules and limitations of Rule 144 one year from the date of issuance provided that we are current in all of our Reporting Requirements at that date.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Note Regarding Forward-Looking Statements

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this annual report involve risks and uncertainties, including statements as to:

•our future operating results,

•our business prospects,

•our contractual arrangements and relationships with third parties,

•the dependence of our future success on the general economy and its impact on the industries in which we may be involved,

•the adequacy of our cash resources and working capital, and

•other factors identified in our filings with the SEC, press releases, if any and other public communications.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this report. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this offering circular and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

The following discussion and analysis provides information which management believes to be relevant to an assessment and understanding of the Company's results of operations and financial condition. This discussion should be read together with the Company's financial statements and the notes to financial statements, which are included in this offering circular.

This management's discussion and analysis or plan of operation should be read in conjunction with the financial statements and notes thereto of the Company included elsewhere in this offering circular. Because of its nature of a development stage company, the reported results will not necessarily reflect the future.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of

i.the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

ii.the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

iii.the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operations

We were incorporated in June 2018 to implement the business plan developed by Jayesh Patel. He developed a formula for an organic beer that will be slow brewed in Denmark. He has engaged a distributor to distribute the newly-brewed beer to restaurants starting during the fourth quarter of 2018. Indian, Japanese and Italian restaurants in Florida, New York, New Jersey, Virginia, Texas and California will be the initial market area. The distributor will handle all state and Federal regulatory and compliance requirements relating to the sale of alcoholic beverages. The first shipment of beer arrived in the United States on November 26, 2018 and will be stored in the distributor’s warehouse in New Jersey.

We have agreed to pay the distributor a fee equivalent to the higher of (i) $2,500 per month or (ii) a fee (ranging from $1.50 to $3.50) per case of beer distributed from the distributor’s warehouse.

Liquidity

NDN has no committed sources of funds and will be dependent on funds provided or obtained by Jayesh Patel until other sources of funds are obtained. Mr. Patel’s ability to provide funds is very limited.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 1 to the financial statements, included in the offering circular, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not expect a lot of seasonality affecting our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a) (4) (ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

NDN was founded as a Wyoming corporation in 2018 by Jayesh Patel to brew and distribute the products that he had been developing. It was formed to brew, market and sell an organic craft beer with a formula developed by Mr. Patel based on beer products in India. Mr. Patel has more than 16 years of experience in importing and selling various beers and has developed a network of connections with distributors. During his years as an importer and distributor, Mr. Patel decided to develop his own product which he would distribute to the markets that he knew.

Mr. Patel developed two beer products which will serve as NDN’s initial products. The brand name for these products is JAI HO. Jai Ho is an Indian word meaning "praise" or "cheers" and became known to people in the teachings of yoga, and most recently in the 2008 movie, Slumdog Millionaire, that featured the song Jai Ho.

Jai Ho products are organic. In the United States, a beer can be called “organic” if at least 95 percent of its ingredients are organically produced. Jai Ho beers will be brewed at Svaneke Bryghus, an organic brewery located in Denmark, with 100% of its ingredients being organically produced. Jai Ho products will also be slowed brewed over a 49-day period compared to three to 15-day brewing periods for most commercially available beer products.

The first two products will be:

Jai Ho Midday is a full-bodied Lager Beer

Jai Ho Midnight is an India Pale Ale

Jai Ho products will be brewed in Denmark and shipped to independent distribution centers in the United States. NDN is currently negotiating a formal agreement with the brewery in Denmark. Until or unless a formal agreement is executed, purchases will be done on a per order basis.

NDN has engaged a distributor to distribute the newly-brewed beer to restaurants starting during the fourth quarter of 2018. Indian, Japanese and Italian restaurants in Florida, New York, New Jersey, Virginia, Texas and California will be the initial market area. The distributor will handle all state and Federal regulatory and compliance requirements relating to the sale of alcoholic beverages. The first shipment of beer arrived in the United States on November 26, 2018 and will be stored in the distributor’s warehouse in New Jersey.

We have agreed to pay the distributor a fee equivalent to the higher of (i) $2,500 per month or (ii) a fee (ranging from $1.50 to $3.50) per case of beer distributed from the distributor’s warehouse.

These distribution centers are fully licensed and will distribute the products to their ultimate destinations. A copy of the Distribution Agreement has been included as Exhibit 10.2.

NDN’s initial marketing strategy is to sell directly to restaurants, bars and taverns rather than have its products sold in stores. It will emphasize Indian, Japanese, and Italian restaurants. Marketing will be done using independent sales representatives known by Mr. Patel during the time that he imported and sold alcohol products brewed by others, extensive use of social media, and active participation in tradeshows. Mr. Patel will also contact customers from his importing days.

Pricing will be done to match the prices of competing premium beers and ales.

Competition

As a practical matter, all beer companies and distributors are in the same market as NDN plans to enter. Many of these companies have significantly greater financial resources and name recognition than does NDN. NDN will compete using the distribution contacts of Mr. Patel and will emphasize the quality of its organic product. We are unable to predict the likelihood of our success using this strategy.

Employees

NDN currently has one fulltime employee, Jayesh Patel, who devotes 100% of his time to us.

We have two officers who devote part-time to NDN. Lahari Neelapareddy devotes up to 20% of her time to NDN as our chief financial officer. Krishnakumar (Kumi) Kalantri devotes up to 10% of his time to NDN as our chief operating officer.

Two key contractors, who serve without fixed agreements, are Suzette Walsh (Operations) and Sarah Sanderson (Public Relations). NDN does not have a formal agreement with either of these contractors. The plan is to enter into such agreements as operations expand and resources become available. Ms. Sanders, who is based in Chicago, will provide services remotely.

Mr. Patel does not have an employment agreement. If and when revenue increases, we will consider hiring full-time employees and enter into employment agreements with Mr. Patel.

Facilities

The Company’s address is 19901 Southwest Freeway, #205, Sugar Land, TX 77479. NDN has a five-year lease on the facility with an independent lessor. Rent payments of $700 per month ($8,400 per year).

Its telephone number is 281-969-5064. Its website is being developed at www.jaihobeer.com.

Litigation

NDN is not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Jayesh Patel	53	President, Secretary, Treasurer and Chairman
Lahari Neelapareddy	27	Chief Financial Officer
Krishnakumar (Kumi) Kalantri	58	Chief Operating Officer

Jayesh Patel

Mr. Patel founded NDN as a legal entity in June 2018. Mr. Patel has been involved in importing and distributing alcohol and tobacco products using his own private companies since 2001. These company names were California Dollar Line, Inc. He no longer is involved with any of these entities (2001-2007), Jom Wine and Spirit (2005-2007) and Specialty A&B, Inc. (2007- May 2018). He attended Mumbai University in India.

Lahari Neelapareddy became our chief financial officer in November 2018. She is 28 and a certified public accountant. Since May 2018 she has been a capital analyst at McAfee. .From January 2016 to May 2018 she was a senior advisory consultant at Deloitte. From September 2013 to January 2016 she was a staff accountant at Grant Thornton LLP. She holds BS and MS degrees from the University of Texas at Dallas. She will devote up to 20% of her time with NDN. NDN issued 100,000 shares of its common stock to Ms. Neelapareddy in October 2018 when she agreed to become our chief financial officer.

Krishnakumar (Kumi) Kalantri – became our chief operating officer in November 2018. Since 2009 Mr. Kalantri has imported alcoholic beverages from India into the United States. Since 2011, he has also been involved in distributing movies made in India. Since 2014 he has also operated Aum Shanti Aum Productions, which promotes Indian art and culture. Prior to that he opened and operated 14 restaurants in the New York Metropolitan Area and also operated an art gallery. He graduated from Bombay University and will devote up to 10% of his time to NDN. NDN issued 50,000 shares of its common stock to Mr. Kalantri in November 2018 when he agreed to become our chief operating officer.

Possible Potential Issues

The OTCQB on which we may have our shares of common stock quoted does not currently have any director independence requirements. A market maker will be requested to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB commencing upon the effectiveness of our registration statement of which this offering circular is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA

No member of management is contracted by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officer and director in that he may have other business interests in the future to which he may devote his attention, and he may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

Code of Business Conduct and Ethics

We adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•honest and ethical conduct,

•full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•compliance with applicable laws, rules and regulations,

•the prompt reporting violation of the code, and

•accountability for adherence to the code.

Board of Directors

We currently have one director, who is not considered independent.

A director holds office until the completion of the term of office, which is not longer than one year, or until their successors have been elected. Our directors’ terms of office expire on July 31, 2019. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, a person serving as a director receives no compensation for serving in the role as a director.

If at any point we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of NDN:

1. Had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2. Was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3. Was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

i.acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.engaging in any type of business practice; or

iii.engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of a federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i), above, or to be associated with persons engaged in any such activity; or

5. Was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

We currently have no independent directors. Concurrent with having sufficient independent members and resources, if ever, the NDN board of directors (currently consisting of one person) will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the size of memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by NDN for any expenses incurred in attending board meetings provided that NDN has the resources to pay these fees. NDN will consider applying for liability insurance for officers and directors at such time as it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the period ended July 31, 2018 compensation awarded to or paid to, or earned by, our two officers.

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Jayesh Patel	2018	-	-	-	-	-	-	-	-

Jayesh Patel will make all decisions determining the amount and timing of compensation and, for the immediate future. He will receive the level of compensation each month that permits us to meet our obligations. His compensation amounts will be formalized when and if annual sales reach $5,000,000.

Mr. Patel has not received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Options Exercised and Stock Vested Table

None of our named executive officers has ever been granted or exercised any stock options

Outstanding Equity Awards at Fiscal Year-End Table

No equity award arrangements have ever been awarded or granted by the Company.

PRINCIPAL SHAREHOLDERS

As of December 20, 2018 we had 6,090,000 shares of common stock outstanding which are held by ten shareholders. The chart below set forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of December 20, 2018; of all directors and executive officers of the Company and of our directors and officers as a group (of which there are currently only three persons).

Title of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)	Percent (c)

Preferred	Jayesh Patel	1,000,000	100

Preferred	All Directors and Officers as a group (1 person)	1,000,000	100

Common	Jayesh Patel	5,500,000 (c)	90.31
Common	Lahari Neelapareddy	100,000	0.02
Common	Krishnakumar (Kumi) Kalantri	50,000	0.01

Common	All Directors and Officers as a group three persons)	5,650,000	92.77

(a)The address for purposes of this table is the Company’s mailing address which is 19901 Southwest Freeway, #205, Sugar Land, TX 77479.

(b)Unless otherwise indicated, NDN believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by if options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c)Includes 500,000 shares held by the wife of Mr. Patel.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The promoter of NDN is Jayesh Patel.

NDN issued 1,000,000 shares of preferred stock to Jayesh Patel at the time of incorporation in Wyoming in exchange for the organization efforts and business plan. The preferred stock gives the holder 51% of all shareholder votes, converts share for share into common stock at the option of the holder and receives dividends if any on equal basis with shares of common stock. The holder controls all shareholder votes.

Director Independence; Committees of the Board of Directors

Our Board of Directors is comprised of one individual. We do not have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the NASDAQ Marketplace Rules, even though that definition does not currently apply to us, because we are not listed on the NASDAQ. We anticipate that if we expand our Board of Directors in the future, that we will seek to include members who are independent. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole. Further, since our securities are not listed on an exchange, we are not subject to any qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an "audit committee financial expert" within the meaning of Item 407(d) (5) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

a)understands generally accepted accounting principles and financial statements,

b)is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

c)has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

d)understands internal controls over financial reporting, and

e)understands audit committee functions.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances.

DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Wyoming on June 22, 2018. NDN is authorized to issue 99,000,000 shares of common stock and 1,000,000 shares of preferred stock. All shares have a par value of $0.0001.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors.

NDN issued 1,000,000 shares of preferred stock to Jayesh Patel. The issued preferred stock gives the holder 51% of all shareholder votes, converts share for share into common stock at the option of the holder and receives dividends if any on equal basis with shares of common stock. The holder controls all shareholder votes.

Common Stock

Our certificate of incorporation authorizes the issuance of 99,000,000 shares of common stock with a par value of $.0001 per share. There are 6,090,000 shares of our common stock issued and outstanding at December 20, 2018 that are held by ten shareholders. Holders of our common stock:

•have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

The rights of shareholders of Wyoming corporations are described below. In addition, the Board of Directors, without a shareholder vote, has the right to amend our bylaws to make it harder or easier to effect a change in our control. A majority of shareholder votes are required for persons to become directors. In addition, shareholders may submit proposals to be voted on at annual meetings, but such items may be rejected by the Board of Directors.

Authorized but Un-issued Capital Stock

Wyoming law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this offering circular, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

The Board of Directors may change provisions in the bylaws at any time.

Wyoming Anti-Takeover Laws

As a Wyoming corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Wyoming law. The Wyoming Management Stability Act (WMSA) applies to “control shares” of an “issuing public corporation.” The WMSA defines “control shares” as the shares of an issuing public corporation that would entitle a person to exercise voting power within any of the following ranges of voting power:

•1/5 or more but less than 1/3 of all voting power.

•1/3 or more but less than a majority of all voting power.

•A majority or more of all voting power.

(WY Stat § 17-18-301)

The WMSA defines an issuing public corporation as a corporation, other than a depository institution, that is organized under the laws of the State of Wyoming and that has all of the following:

•At least ten percent (10%) of the corporation's full-time permanent employees are employed within the state;

•At least ten million dollars ($10,000,000.00) in fair market value of the corporation's assets are deposited within Wyoming financial institutions;

•The principal operating headquarters and the primary offices of the chief executive officer are within Wyoming; or

•The corporation has a combination of assets deposited within Wyoming financial institutions, assets assessed for ad valorem taxation within Wyoming, and assets within Wyoming not subject to ad valorem taxation which are sufficient to cause the corporation to pay the tax required by W.S. 17-16-1630(a). The payment of the tax required by W.S. 17-16-1630(a) shall be deemed conclusive evidence of substantial business operations within Wyoming;

(WY Stat § 17-18-102)

Any person who proposes to make or has made a control share acquisition (as defined in the WMSA) may deliver an acquiring person statement to the public corporation. The statement must contain:

•The identity of the acquiring person and each other member of any group of which the person belongs to.

•A statement that the acquisition statement is given under the WMSA.

•The number of shares of the public corporation owned by the acquiring person and each other member of the group.

•The range of voting power under which the control share acquisition falls, if completed.

If the control share acquisition has not taken place:

•a description in reasonable detail of the proposed control share acquisition; and

•a statement by the acquiring person stating that the acquisition is not contrary to law and that the acquiring person has the financial capacity to make the proposed control share acquisition.

(WY Stat § 17-18-303)

After the acquiring person statement has been delivered to the corporation, the corporation must call a meeting of the shareholders to vote on the proposed acquisition. The proposed acquisition must be approved by each voting group entitled to vote, voting separately, by a majority of the votes entitled to be cast by that group (excluding all interested shares). (WY Stat § 17-18-304)

A corporation’s articles of incorporation or by-laws may provide that this chapter does not apply to control share acquisitions of shares of the corporation. However, the provision must have been adopted before a control share acquisition to exempt it. (WY Stat § 17-18-309)

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Corporation, 2469 E. Ft. Union Blvd., Suite 214, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

OTCQB Considerations

We are considering having our shares trade on the OTCQB.

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has filed an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB commencing upon the effectiveness of our registration statement of which this offering circular is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCQB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCQB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCQB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCQB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCQB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there must be one market maker.

OTCQB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCQB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions) - like all the companies on the OTCQB. What this means to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCQB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•1% of the then-outstanding shares of common stock; and

•the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this Offering Circular

State Securities – Blue Sky Laws

Reg A, Tier II offers “covered securities” under the National Securities Markets Improvement Act of 1996 (“NSMIA”) and, therefore, are exempt from state registration and qualification requirements. States can (and generally will) still require that information provided to the SEC also be filed with the state, and that the issuer pay filing fees for the privilege. Satisfying state filing requirements is far less burdensome than full Blue Sky compliance.

ERISA Considerations

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

•whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

•whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

•whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

1.the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

2.the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

3.there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may become subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Frank J. Hariton, Attorney-at-Law, 1065 Dobbs Ferry Road, White Plains, New York 10607. Mr. Hariton owns 25,000 shares of our common stock.

EXPERTS

The financial statements of NDN as of July 31, 2018 and for the period then ended included in this offering circular have been audited by Thayer O’Neal Company, LLC independent registered public accountants and have been so included in reliance upon the report of Thayer, O’Neal Company, LLC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement.

Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of NDN BV, Inc.

Sugar Land TX

Opinion on the Financial Statements

We have audited the accompanying balance sheet of NDN BV, Inc. as of July 31, 2018 and the related statements of operations, stockholders’ deficit, and cash flows for the period from June 22, 2018 (inception) to July 31, 2018.  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NDN BV Inc. as of July 31, 2018 and the results of its operations and its cash flows for the period from June 22, 2018 (inception) to July 31, 2018 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that NDN BV, Inc. will continue as a going concern.  As discussed in Note 3 to the financial statements, NDN BV, Inc. is a newly formed company with no fixed commitments for cash or capital which raises substantial doubt about its ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Thayer O’Neal Company LLC.

/s/ Thayer O’Neal Company, LLC

We have served as the Company’s auditor since 2018

Houston, Texas

October 24, 2018, except for Note 9, as to which the date is December 03, 2018

NDN BV, INC.

Balance Sheet

July 31, 2018

ASSETS

CURRENT ASSETS:
Cash	$4,319
Prepaid expenses	9,976
TOTAL ASSETS	$14,295

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)

CURRENT LIABILITIES:
Accrued liabilities	$13,831
Accounts payable	1,736
Total	15,567

LOAN FROM COMPANY PRESIDENT	16,251
Total	31,818

STOCKHOLDERS’ (DEFICIT):

Preferred stock at $0.001 par value; 10,000,000 shares authorized, 1,000,000 issued and outstanding	1,000
Common stock at $0.001 par value; 199,000,000 shares authorized; 5,815,000 shares issued and outstanding	5,815
Additional paid-in capital	(6,500)
Accumulated deficit	(17,838)
Total Stockholders’ (Deficit)	(17,523)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$14,295

See accompanying notes to the financial statements.

NDN BV, INC.

Statement of Operations

For the Period June 22, 2018 (inception) to July 31, 2018

Revenue	$-

General and administrative	17,838

Net loss	$(17,838)

Net loss per common share - basic and diluted	$(0.00)
Weighted average number of common shares outstanding basic and diluted.	5,815,000

See accompanying notes to the financial statements.

NDN BV, INC.

Statement of Stockholders’ Deficit

For the Period June 22, 2018 (inception) to July 31, 2018

	Preferred Shares	Amount	Common Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Issuance of shares at inception	1,000,000	$ 1,000	5,815,000	$ 5,815	$ (6,500)	$ -	$ 315
Net loss for the period	-	-	-		-	(17,838)	(17,838)
Balance, July 31, 2018	1,000,000	$1,000	5,815,000	$ 5,815	$ (6,500)	$ (17,838)	$ (17,523)

NDN BV, INC.

Statement of Cash Flows

For the Period June 22, 2018 (inception) to July 31, 2018

OPERATING ACTIVITIES:
Net Loss	$(17,838)
Adjustment to reconcile net loss to net cash used in operating activities:
Shares issued for services	315
Net change in:
Prepaid expenses	(9,975)
Accrued liabilities	13,830
Accounts payable	1,736
Net Cash Used by Operating Activities	(11,932)

FINANCING ACTIVITIES:
Loan from Company President	16,251

INCREASE IN CASH	4,319

CASH AT BEGINNING OF FISCAL PERIOD	-
CASH AT END OF FISCAL PERIOD	$4,319

SUPPLEMENTAL CASH FLOWS INFORMATION:
Cash Paid For:
Interest	$-
Income taxes	$-

See accompanying notes to the financial statements.

NDN BV, INC.

July 31, 2018 and 2017

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

NDN BV, Inc. (the “Company”) was incorporated under the laws of the State of Wyoming on June 22, 2018. The Company’s business plan involves the making and distribution of organic craft beer using a formula based on beers brewed in India.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Year-end

The Company has elected a fiscal year ending on July 31.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Revenue Recognition

The Company will recognize revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered or assets shipped to a customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Taxes

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company had no material adjustments to its liabilities for unrecognized income tax benefits.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. A fair value hierarchy has been established for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at July 31, 2018.

Net Loss Per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of July 31, 2018.

Subsequent Events

The Company has evaluated all transactions from July 31, 2018 through the financial issuance date for subsequent event disclosure consideration and noted no significant subsequent event that needs to be disclosed except as disclosed in Note 9.

Recently Issued Accounting Standards

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At July 31, 2018, the Company had negative working capital and an accumulated deficit and had no revenues. These factors, among others, indicate that the Company's continuation as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The Company intends to seek revenue producing and selling organic craft beer using a formula based on beers brewed in India with plans to commence sales in late 2018. The Company also intends to raise capital in the market using techniques consistent with Regulation A. No assurances can be given as to the likely success of these efforts.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company’s certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. Accordingly, the Company’s board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock.

At inception, the Company issued 1,000,000 shares of preferred stock to Jai Patel, its founder and President. These shares provide the holder with 51% vote in all shareholder votes.

As of July 31, 2018, the Company had 1,000,000 shares of preferred stock issued and outstanding.

Common Stock

The holders of the Company’s common stock:

•Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•Are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•Do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•Are entitled to one noncumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

At inception, the Company issued 5,815,000 shares of common stock to five shareholders, including 5,500,000 shares to Jai Patel.

In October 2018 the Company issued 100,000 shares of its common stock to the person who agreed to become its chief financial officer.

NOTE 5 - INCOME TAXES

The Company has a net tax loss carryforward of $17,838 at July 31, 2018 that expires in 2038. It has established a valuation allowance against the potential benefit related to this carryforward because of the uncertainty surrounding the realization of such benefit.

NOTE 6 – PREPAID EXPENSES

Prepaid expenses relate to upfront costs relating to the initial orders for product with related bottles and labels.

NOTE 7 - COMMITMENTS

The Company has entered into a five-year lease with an independent third party for its office facility with rent of $1,300 per month.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company’s President has provided a loan of $16,251 to help cover costs incurred to date. The loan bears interest at 7% per annum and is due in full in on or before August 31, 2019. Its maturity date may be extended if the Company lacks the funds to pay at maturity.

The accrued expenses of $13,831 are principally due on credit cards which are in the name of Jai Patel. He will be obligated to pay the balances due if the Company defaults.

NOTE 9 – SUBSEQUENT EVENTS

In October 2018 the Company issued 100,000 shares of its common stock to the person who agreed to become its chief financial officer. In November 2018 the Company issued 125,000 shares of common stock to two parties for services and 50,000 shares of common stock to Mr. Kalantri when he agreed to be the chief operating officer. After these issuances there were 6,090,000 shares of common stock outstanding.

Subsequent events have been evaluated through October 24, 2018, the date these financial statements were available to be released, and noted no other events requiring disclosure.

PART 3

EXHIBITS

2.1*	Articles of Incorporation and Certificate of Designation
2.2*	By-Laws
2.3*	Amended Articles of Incorporation
4.1*	Subscription Agreement
6.1**	Distributor Agreement
11.1***	Consent of Thayer O’Neal Company, LLC
11.2***	Consent of Frank J. Hariton, Attorney-at-Law (included in Exhibit 12.1)
12.1***	Opinion of Frank J. Hariton, Attorney-at-Law
15.1*	Certificate of Designation
15.2*	Office Lease
15.3*	Code of Ethics

* Filed with Form 1-A on November 1, 2018

** Filed with Form 1-A/A1 on December 6, 2018

*** Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stafford, State of Texas, on December 28 , 2018.

NDN BV, Corp

By: /s/ Jayesh Patel

Jayesh Patel

Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jayesh Patel as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on December 28 , 2018:

Name	Title

/s/ Jayesh Patel	Chairman, President and CEO
Jayesh Patel

/s/ Lahari Neelapareddy	Chief Financial Officer, Principal Accounting Officer
Lahari Neelapareddy